As filed with the Securities and Exchange Commission on June 29, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lulu’s Fashion Lounge Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-8442468
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

195 Humboldt Avenue

Chico, California 95928

Telephone: (530) 343-3545

(Address of Principal Executive Offices) (Zip Code)

Lulu’s Fashion Lounge Holdings, Inc. Omnibus Equity Plan

(Full title of the plan)

Crystal Landsem

Chief Executive Officer

195 Humboldt Avenue

Chico, California 95928

(Name and address of agent for service)

Telephone: (530) 343-3545

(Telephone number, including area code, of agent for service)

Copies to:

Christina C. Russo

Esther L. Moreno

Akerman LLP

Three Brickell City Centre

98 Southeast Seventh Street, Suite 1100

Miami, Florida 33131

(305) 374-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On June 13, 2023, the stockholders of Lulu's Fashion Lounge Holdings, Inc. (the “Company” or the “Registrant”) approved an amendment to the Company's Omnibus Equity Plan (the “Omnibus Equity Plan”) which increases the authorized number of shares of Common Stock, par value $0.001 per share (the “Common Stock”) of the Company available for grant by 2,000,000 shares of Common Stock. The Company previously filed a Registration Statement on Form S-8 on November 12, 2021 (File No. 333-260985) registering 3,719,000 shares of Common Stock under the Omnibus Equity Plan and a Registration Statement on Form S-8 on April 1, 2022 (File No. 333-264070) registering an additional 4,736,805 shares of Common Stock under the Omnibus Equity Plan. The Company is filing this Registration Statement on Form S-8 for the purpose of registering an additional 2,000,000 shares of Common Stock issuable pursuant to the Omnibus Equity Plan.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8

Except as set forth below, the contents of the Registration Statement on Form S-8 (File No. 333-260985) and of the Registration Statement on Form S-8 (File No. 333-264070), including any amendments thereto, filed with the Securities and Exchange Commission (the “SEC”), relating to the Omnibus Equity Plan, are incorporated by reference herein.

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the SEC by us pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K:

•	Our Annual Report on Form 10-K for the fiscal year ended January 1, 2023, filed with the SEC on March 14, 2023, and the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 1, 2023 that are incorporated by reference therein;

•	Our Quarterly Report on Form 10-Q for the quarter ended April 2, 2023, filed with the SEC on May 9, 2023;

•	Our Current Reports on Form 8-K, filed with the SEC on February 14, 2023, March 2, 2023, March 6, 2023, March 9, 2023, and June 14, 2023; and

•	The description of our common stock, which is contained in our Registration Statement on Form 8-A, filed with the SEC on November 10, 2021, as updated by Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended January 2, 2022, filed with the SEC on March 31, 2022, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Number	Description

4.1	Amended and Restated Certificate of Incorporation of Lulu’s Fashion Lounge Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-41059), filed on December 16, 2021 with the SEC).

4.2	Amended and Restated Bylaws of Lulu’s Fashion Lounge Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-41059), filed on December 16, 2021 with the SEC).

5.1+	Opinion of Akerman LLP, counsel to the Registrant.

10.1	Omnibus Equity Plan and Form of Stock Option Agreement and Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 10-K (File No. 001-41059), filed on March 31, 2022 with the SEC).

10.2	Amendment to the Lulu's Fashion Lounge Holdings, Inc. Omnibus Equity Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K (File No. 001-41059), filed on June 14, 2023 with the SEC).

23.1+	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2+	Consent of Akerman LLP (included in Exhibit 5.1).

24.1+	Power of Attorney (included on signature pages below).

107+	Filing Fee Table.

+	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chico, California, on this 29th day of June, 2023.

LULU’S FASHION LOUNGE HOLDINGS, INC.

By:	/s/ Crystal Landsem
Crystal Landsem
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Crystal Landsem and Tiffany R. Smith, each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for his or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Crystal Landsem Crystal Landsem	Chief Executive Officer and Director (Principal Executive Officer)	June 29, 2023

/s/ Tiffany R. Smith Tiffany R. Smith	Chief Financial Officer (Principal Financial and Accounting Officer)	June 29, 2023

/s/ David McCreight David McCreight	Executive Chairman	June 29, 2023

/s/ Dara Bazzano Dara Bazzano	Director	June 29, 2023

/s/ John Black John Black	Director	June 29, 2023

/s/ Evan Karp Evan Karp	Director	June 29, 2023

/s/ Anisa Kumar Anisa Kumar	Director	June 29, 2023

/s/ Michael Mardy Michael Mardy	Director	June 29, 2023

/s/ Danielle Qi Danielle Qi	Director	June 29, 2023

/s/ Caroline Sheu Caroline Sheu	Director	June 29, 2023

/s/ Kira Yugay Kira Yugay	Director	June 29, 2023